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                               AJ. ROBBINS, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                                AND CONSULTANTS
                        3033 EAST 1ST AVENUE, SUITE 201
                               DENVER, COLORADO






              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment #3 of Form S-4 of Mrs. Fields' Holding Company, Inc. of our report dated December 11, 1998 relating to the consolidated financial statements of Pretzelmaker Holdings, Inc. and to the reference made to our firm under the caption "Experts" which appear in such documents.




                                                AJ. ROBBINS, P.C.
                                                CERTIFIED PUBLIC ACCOUNTANTS
                                                 AND CONSULTANTS


Denver, Colorado
November 1, 1999